SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) January 3, 2006
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A press release announcing an amendment to the loan agreement between AMCON and its subsidiaries and their bank lenders is attached hereto as Exhibit
99.1 and incorporated herein by reference.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET
           ARRANGEMENT.

On January 3, 2006, AMCON Distributing Company terminated the letter of intent ("LOI") with a buying group led by William F. Wright, its Chairman of the Board, Chief Executive Officer and largest stockholder, for the proposed acquisition of 80% of the outstanding common stock of The Healthy Edge, Inc. ("THE") which is currently a direct wholly-owned subsidiary of AMCON. Even though the LOI is terminated, if AMCON signs a letter of intent or an agreement relating to the acquisition of, or a business combination with or an investment in THE prior to February 28, 2006, then AMCON would be required to pay a breakup fee of $550,000 at the closing of any such third-party transaction. In addition, any third party acquisition of THE would require the pay off of $2,750,000 of loans to Trinity Springs, Inc. ("TSI") from certain affiliates of AMCON, including entities affiliated with William F. Wright.

TSI has not made the originally scheduled installment payments of principal and interest with respect to two acquisition notes issued by TSI as part of the purchase price for the purported asset sale by Crystal Paradise Holdings, Inc. which was the subject of the failed stockholder vote described in the press release attached as Exhibit 99.1 hereto and incorporated herein by reference. Crystal Paradise Holdings, Inc. may seek to declare a default on those notes and may attempt to accelerate payment thereof as well as attempt to call upon AMCON's guaranty of those notes. AMCON and TSI believe that they have meritorious defenses thereto, including AMCON's and TSI's belief that those notes were extinguished upon termination by them of the Asset Purchase Agreement.

ITEM 8.01  OTHER EVENTS

A press release announcing the termination of the LOI and certain related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1              Press release, dated January 10, 2006




                                      2





                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)


Date: January 10, 2006          By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer





                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated January 10, 2006
























                                      3






                              Exhibit 99.1

                              NEWS RELEASE

             AMCON ANNOUNCES TERMINATION OF LETTER OF INTENT FOR
             SALE OF NON-DISTRIBUTION BUSINESSES, AND UPDATE ON
             BANK LOAN AGREEMENT AND TRINITY SPRINGS LITIGATION

Omaha, NE, January 10, 2006 - AMCON Distributing Company (AMEX:DIT) ("AMCON"), an Omaha, NE based consumer products company, announced that it has terminated a letter of intent ("LOI") with William F. Wright, its Chairman of the Board, Chief Executive Officer and largest stockholder, for the proposed acquisition of 80% of the outstanding common stock of The Healthy Edge, Inc. ("THE") which is currently a direct wholly-owned subsidiary of AMCON. The LOI had contemplated that THE would own, at the time of closing of the proposed acquisition, 100% of the equity of Health Food Associates, Inc. (d/b/a Akin's Natural Food Market), Chamberlin's Natural Foods, Inc. (d/b/a Chamberlin's Market and Cafe), and Hawaiian Natural Water Company, Inc. ("HNWC"), as well as 85% of the equity of Trinity Springs, Inc. ("TSI"), each of which are currently direct or indirect subsidiaries of AMCON. Even though the LOI is terminated, AMCON would be required to pay a termination fee of $550,000 to the buyout group led by Mr. Wright upon the closing of any acquisition of, business combination with, or investment in, THE that is the subject of a letter of intent or agreement with a third party regarding any of those alternatives that is signed prior to February 28, 2006.

The termination of the LOI was due to, among other things, the complications created by a ruling by the District Court of the Fifth Judicial District of the State of Idaho announced by AMCON on December 21, 2005. That ruling granted the plaintiff's motion for partial summary judgment declaring that the stockholders of Trinity Springs, Ltd. (which subsequently changed its name to Crystal Paradise Holdings, Inc.) did not validly approve the sale of its business and assets because the vote of certain shares issued as a dividend should not have been counted. The District Court has not yet ruled on whether money damages or rescission of the sale transaction and related matters will be ordered as the relief in this action.

In response to a motion filed by AMCON and TSI, the plaintiffs filed, on January 6, 2006, a plan of rescission with the District Court which contemplates: (i) the repayment to TSI of $1,000,000 in cash paid to Crystal Paradise Holdings at the closing of the purported asset sale,
(ii) cancellation of the three promissory notes in the principal amount of $500,000 issued at such closing and repayment of interest thereon of approximately $32,000, (iii) cancellation of a ten-year promissory note issued at such closing in the principal amount of $2,828,440 and repayment of principal and interest thereon of $540,000, (iv) payment for the inventory (including finished goods and raw materials) and current assets of TSI,
(v) payment of $67,630 for the portion paid by TSI subsequent to such closing of the $156,275 of the liabilities of Crystal Paradise Holdings' assumed at such closing, (vi) surrender for cancellation of the 15% of TSI common stock held by Crystal Paradise Holdings, and (vii) relieving TSI of any further obligation to pay water royalties but not reimbursing $275,704 in water royalties paid by TSI. The plaintiffs' rescission plan would reduce the foregoing repayments by the depreciation on the assets to be returned to Crystal Paradise Holdings incurred since the closing of the purported asset sale.

The plaintiffs also assert in their rescission plan that no repayment would be made by Crystal Paradise Holdings of any loans or investments in TSI, or other expenses incurred by AMCON for the benefit of TSI subsequent to the closing of the purported asset sale. Plaintiffs' rescission plan would not require TSI to repay any revenues generated from the operation of the TSI business and provides that Crystal Paradise Holdings would collect the TSI accounts receivable and pay them to TSI. However, the rescission plan is inconsistent in that it would require the rescission payments to be reduced by the fair market value (calculated at the time of closing of the purported asset sale) of any assets sold, consumed in the ordinary course of business or otherwise disposed of by AMCON or TSI.

The plaintiffs' rescission plan states that Mr. Robert Burns and Wallace Williams LLC would be the source of the rescission payments as well as working capital for Crystal Paradise Holdings, subject to satisfactory completion of due diligence deemed by them to be necessary in their discretion. No financial statements or other financial assurances were provided by plaintiffs to demonstrate the capacity of Mr. Burns or Wallace Williams LLC to make the restitution payments or provide working capital to Crystal Paradise Holdings. Likewise, the rescission plan does not contain any guarantee or assurances that it will be approved by the Crystal Paradise Holdings Board, its shareholders or the Court.

AMCON and TSI believe that an appropriate plan of rescission would require the plaintiffs to restore the parties fully to their position prior to the purported asset sale transaction, including the return of the consideration paid by TSI in the purported asset sale transaction as well as monies subsequently invested in or loaned to TSI by AMCON and other affiliated parties, the expenses paid by AMCON for the benefit of TSI, and any other benefits received by TSI during the period of time since the closing of the purported asset sale transaction. The District Court has not yet considered the sufficiency of the plaintiffs' rescission plan, nor has the Court considered the effect of the notice sent by AMCON and TSI on December 27, 2005 terminating the Asset Purchase Agreement for the purported asset sale because approval by the requisite vote was not obtained within the time period permitted under that agreement.

On January 6, 2006, the plaintiffs also filed a motion with the District Court seeking leave to amend their complaint to: (i) add a claim for civil conspiracy, intentional interference with economic advantage and punitive damages against certain defendants which appears to include AMCON, and
(ii) confirm that plaintiffs seek the alternative remedy of rescissory damages in the event that the District Court denies the remedy of rescission. At the same time as the plaintiffs filed their motion to amend their complaint, they also filed a motion to appoint a receiver and a motion to compel mediation. AMCON and TSI are still in the process of reviewing plaintiffs' motions and the merits of the arguments made therein and will respond as appropriate upon the completion of that review.




AMCON's bank lenders will not allow additional funds to be invested in or loaned to TSI by AMCON or its other subsidiaries. The uncertainty created by the District Court's ruling make it unlikely that TSI will be able to raise additional capital until either (i) the District Court issues the order referenced above and plaintiffs clarify their ability to effect full rescission and restitution, or (ii) a negotiated settlement is reached with among TSI, AMCON, plaintiffs and Crystal Paradise Holdings, Inc. If these events do not occur with sufficient lead time before TSI runs out of operating cash, TSI's board of directors may determine to place TSI into Chapter 11 bankruptcy.

TSI has not made the originally scheduled installment payments of principal and interest with respect to the two notes issued by TSI referenced above as part of the purchase price for the purported asset sale by Crystal Paradise Holdings, Inc. which was the subject of the failed stockholder vote described above. Crystal Paradise Holdings, Inc. may seek to declare a default on those notes and may attempt to accelerate payment thereof as well as attempt to call upon AMCON's guaranty of those notes. AMCON and TSI believe that they have meritorious defenses thereto, including AMCON's and TSI's belief that those obligations were extinguished upon termination by them of the Asset Purchase Agreement described above.

On January 9, 2006, AMCON's bank lenders granted a waiver of any event of default as a result of the failure to agree to the sale or liquidation of TSI or HNWC. This waiver also encompasses any event of default that would occur if any proceedings in bankruptcy by or against TSI or HNWC, or for the liquidation or reorganization of TSI or HNWC, or alleging that TSI or HNWC is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of TSI's or HNWC's debts.

The loan agreement with the bank lenders was also amended on January 9, 2006 to replace all prior financial covenants, which had previously been suspended, with a covenant requiring that consolidated EBITDA (excluding TSI, HNWC and The Beverage Group, Inc.) not be less than: (i) $100,000 as of the last day of each month for the one-month period then ending, except for the month ending February 28, 2006 which is permitted to be zero, (ii) $1,100,000 as of March 31, 2006 for the three-month period then ending, (iii) $3,200,000 as of June 30, 2006 for the six-month period then ending, and (iv) $5,500,000 as of September 30, 2006 for the ninth-month period then ending, and
(v) $6,500,000 as of December 31, 2006 for the twelve-month period then ending. The amendment also requires AMCON and its subsidiaries to hire a turn-around consultant acceptable to the agent for the bank lenders by January 31, 2006 and to pay to the agent its customary fees and expenses in exercising its rights under the loan agreement. In addition, the amendment creates a new event of default if AMCON or its subsidiaries makes any payment (in cash or other property) or a judgment is entered against AMCON or its subsidiaries requiring a payment (in cash or other property) to be made under or in connection with the guaranty by AMCON of the TSI acquisition notes or the water royalty under the Asset Purchase Agreement for the purported sale of TSI assets.

The Company is presently assessing the accounting and other implications of the court's ruling in the TSI matter and the possible alternatives available to it in order to develop a course of action to resolve the issues impacting its beverage businesses. The Company's priority continues to be preserving its primary businesses, wholesale distribution and retail health food, which continue to be profitable and generate positive cash flows. However, because of the uncertainties created by the TSI matter, there can be no assurances that the Company will be able to resolve these matters in a timely manner without incurring further costs and the beverage businesses incurring further losses.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota and South Dakota. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma (4). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label in Hawaii and other foreign markets and purified bottled water on the Island of Oahu in Hawaii. The natural spring water is bottled at the source on the Big Island of Hawaii. Trinity Springs, Inc. produces and sells geothermal bottled water and a natural mineral supplement under the Trinity label and recently introduced a vitamin enhanced beverage product under the Trinity Enhanced label. The water and mineral supplement are both bottled at the base of the Trinity Mountains in Paradise, Idaho, one of the world's deepest known sources. Trinity Springs also distributes Hawaiian Springs on the U.S. mainland.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at:  www.amcon.com

FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel  402-331-3727
Fax  402-331-4834

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